As filed with the Securities and Exchange Commission on November 20, 2006

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 18, 2006


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                       1-5706                    58-0971455
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(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

       8000 Tower Point Drive, Charlotte, NC                        28227
       -------------------------------------                     ----------
      (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:     (704) 321-7380
                                                        --------------

          (Former name or former address, if changed since last report)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into a Material Definitive Agreement

     In   connection   with  the  letter  of  intent   executed  by   Metromedia
International Group, Inc. (the "Company") in respect of a preliminary offer received by the Company for the acquisition of substantially all of the Company's business interests in the country of Georgia, the Company executed separate lock-up, support and voting agreements (the "Lock-Up and Voting Agreements") with representatives (the "Preferred Representatives") of holders of more than two-thirds of its 4.1 million outstanding shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). Such matters were previously reported by the Company on a Current Report on Form 8-K filed with the United States Securities and Exchange Commission on October 2, 2006.

     On November 18, 2006, the Company and Preferred Representatives of holders of more than two-thirds of the Company's outstanding shares of Preferred Stock agreed to an amendment to the Lock-Up and Voting Agreements pursuant to which holders of the Company's Preferred Stock will receive $68 per share from Net Distributable Consideration (as defined in the amendment to the Lock-Up and Voting Agreements, a form of which is attached hereto as Exhibit 10.1) of $420 million or less, plus one-half of any Net Distributable Consideration in excess of $420 million and less than $465 million, and plus twenty percent of any remaining Net Distributable Consideration in excess of $465 million, allocated equally among the shares of Preferred Stock. The balance of Net Distributable Consideration would be allocated equally among the outstanding common shares.

     Prior to the amendment to the Lock-Up and Voting Agreements, holders of Common Stock were entitled to 80% of any Net Distributable Consideration in excess of such amount which provided for each holder of Preferred Stock receiving the full face value of their security plus all accrued and unpaid dividends payable thereon as of the date of the chapter 11 filing in connection with the proposed sale transaction. Under those terms, common stockholders would receive 80% of Net Distributable Consideration in excess off an estimated $495 million, if the distribution occurred at the end of the first quarter of 2007. With the amendment to the Lock-Up and Voting Agreements, holders of Preferred Stock are now entitled to 80% of any Net Distributable Consideration in excess of $465 million. Although this change will not affect distribution to Common Stockholders arising from a transaction at the presently proposed $480 million sale price level, it could increase such distribtion in the event of a sale transaction at a price level higher than $480 million should one arise through the bankruptcy auction process.

     As previously announced, the Company presently estimates that Net Distributable Consideration following consummation of a $480 million sale in the first quarter of 2007 and essential conclusion of the related wind-up case filed in the United States Court for the District of Delaware by the end of the first half of 2007 will range from $440-450 million. Pursuant to the plan of distribution agreed with the Preferred Representatives, as amended, this outcome would not change the previously announced distribution of $70.42 to $71.62 to each share of Preferred Stock and $1.58 to $1.63 to each common share.

     The form of amendment to the Lock-Up and Voting Agreements with the Preferred Representatives is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

     (d)   Exhibits

     10.1  Form  of amendment  to  the  lock-up  and  voting   agreements   with
           representatives of holders of Metromedia International Group, Inc. 7.25% Cumulative Convertible Preferred Stock.









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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                METROMEDIA INTERNATIONAL GROUP, INC.


                                By:  /S/ HAROLD F. PYLE, III
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                                    Name:  Harold F. Pyle, III
                                    Title: Executive Vice President Finance,
                                           Chief Financial Officer and Treasurer

Date: November 20, 2006
Charlotte, NC